UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	47-4908760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, the Board of Directors of Tailored Brands, Inc. (the “Company”) appointed Sue Gove as an additional member of the Company’s Board of Directors.  Ms. Gove has also been appointed to serve on the Audit Committee of the Company’s Board of Directors.  Ms. Gove will receive the customary compensation paid to the Company’s non-employee directors.  Because she is joining the Board before its first meeting of the 2017-2018 Board service year, she will receive the full annual equity grant of deferred stock units equal to $125,000 divided by the closing price of the Company’s common stock as reported on the New York Stock Exchange (“NYSE”) on the date of grant, which will be the first day of the Company’s next open trading window.  With the addition of Ms. Gove, the Company’s Board comprises ten directors, eight of whom are independent.

Ms. Gove is President of Excelsior Advisors, LLC, a retail consulting and advisory firm. Prior to founding Excelsior Advisors in August 2014, Ms. Gove was the President and Chief Executive Officer of Golfsmith International Holdings, Inc. from October 2012 to April 2014 and President from February 2012 to April 2014. She also served Golfsmith as Chief Operating Officer from September 2008 to October 2012, as Chief Financial Officer from March 2009 to July 2012 and as Executive Vice President from September 2008 to February 2012.  In addition, Ms. Gove spent 25 years at Zale Corporation where she served in senior financial, operating and strategic roles, culminating in the EVP and Chief Operating Officer role.

She currently serves on the boards of: (1) AutoZone Inc., where she is a member of the Audit Committee and the chair of the Nominating and Corporate Governance Committee; (2) Iconix Brand Group, Inc., where she is a member of the Compensation Committee and the chair of the Audit Committee; and (3) Logitech International SA, where she is a member of the Audit Committee.  She previously served on the boards of GolfSmith and Zale Corporation.

A copy of the press release issued on August 30, 2017 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is included in this Form 8-K:

Number	Description

99.1	Press Release of the Company dated August 30, 2017 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 31, 2017

TAILORED BRANDS, INC.

		By:	/s/ BRIAN T. VACLAVIK
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated August 30, 2017 (filed herewith).